Exhibit 10.2
Form of Subscription Terms
Beijing Med-Pharm Corporation
600 W. Germantown Pike
Suite 400
Plymouth Meeting, Pennsylvania 19462
Ladies and Gentlemen:
The undersigned (the “Investor”) hereby confirms and agrees with you as follows:
1.	The subscription terms set forth herein (this “Subscription”) are made as of the date set forth below between Beijing Med-Pharm Corporation, a Delaware corporation (the “Company”), and the Investor.

2.	As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor such number of units (the “Units”) as is set forth on the signature page hereto (the “Signature Page”) for a purchase price of $9.395 per Unit, with each Unit comprising one (1) share (the “Unit Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and detachable warrants to purchase two-tenths (0.2) of a share of Common Stock at a purchase price of $9.37 per share (each, a “Warrant” and collectively the “Warrants”), which Warrants shall be immediately exerciseable for a period of five years and not subject to repurchase or call by the Company . The Investor acknowledges that the offering is not a firm commitment underwriting and that the Closing will not occur unless the Company has received Subscriptions for Units with an aggregate purchase price for all such Units of at least $30,000,000.

3.	The completion of the purchase and sale of the Units shall occur at a closing (the “Closing”) which, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is expected to occur on or about August 21, 2007. At the Closing, (a) the Company shall cause the Escrow Agent (as defined below) to release to the Investor the number of Shares being purchased by the Investor, (b) the Company will deliver the Warrants by overnight courier to the Investor at the Investor’s designated address for delivery of the Warrants and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.
a.	Delivery of Funds. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account (the “Escrow Account”) designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of August 13, 2007 by and among the Company, the Placement Agent and The Bank of New York (the “Escrow Agent”):
The Bank of New York ABA #021-000-018 Beneficiary: GLA-111/565 Cust A/C #156152 Acct Name: BEIJING MED-PHARM SUB ESCROW ATTN: Odell Romeo/Sharon Chut-Khan
Such funds shall be held in an escrow account until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agent, of the Company closing conditions set forth in the Placement Agreement (as defined below). The Placement Agent shall have no rights in or to any of the escrowed funds, unless the Placement Agent and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee (as defined below). The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent.

b.	Delivery of Shares and Warrants. At least one (1) business day prior to the Closing, the Company shall cause its transfer agent to deliver to the Escrow Agent a certificate or certificates evidencing the Shares (the “Certificates”) issued in the name of The Depository Trust Company (“DTC”) or its nominee. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3(a) above, the Company shall direct the Escrow Agent to deliver the Certificates to DTC along with the information regarding the Investor’s account set forth on Schedule 1 hereto. On the day of the Closing, the Company shall deliver the Warrants to the Investor by overnight courier to the address designated by the Investor on the signature page of this Subscription

c.	If the Investor is a registered investment company and is not settling its purchase of Shares pursuant to Section 3(a) and (b) above, on or before the Closing Date, the Company shall cause the Transfer Agent to deliver the Shares purchased by such Investor to the account and/or at the address designated by such Investor, and on or before the Closing Date the Company shall have delivered the Warrants, and upon receipt by such Investor of such Shares and Warrants, such Investor shall wire, in immediately available funds, the Purchase Amount for such Shares to an account designated by the Company.
4.	The offering and sale of the Units are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below). The Investor acknowledges that the Company intends to enter into subscriptions, which the Company represents will be in substantially the same form as this Subscription, with certain other investors and intends to offer and sell (the “Offering”) Units with an aggregate offering price of up to $55,000,000 pursuant to the Registration Statement and Prospectus. The Company may accept or reject this Subscription or any one or more other subscriptions with other investors in its sole discretion.

5.	The Company has filed or shall file with the Securities and Exchange Commission (the “Commission”) a prospectus (the “Base Prospectus”) and a final prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) with respect to the registration statement (File No. 333-129276) reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the “Rules and Regulations”), and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”), in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder. The Investor hereby confirms that it has had full access to the term sheet summarizing the terms and conditions of the offering (including this form of Subscription and the form of Warrant) (the “Free Writing Prospectus”), the Base Prospectus and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials.

6.	The Company has entered into a Placement Agency Agreement (the “Placement Agreement”), dated August 17, 2007 with Philadelphia Brokerage Corporation (the “Placement Agent”), which will act as the Company’s Placement Agent with respect to the Offering and receive a fee (the “Placement Fee”) in connection with the sale of the Units. The Placement Agreement contains the representations and warranties of the Company set forth in Exhibit A hereto. The Company acknowledges and agrees that the Investor may rely on the representations and warranties made by it to the Placement Agent in Section 2 of the Placement Agreement to the same extent as if such representations and warranties had been incorporated in full herein and made directly to the Investor. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Placement Agreement.

7.	The obligations of the Company and the Investor to complete the transactions contemplated by this Subscription shall be subject to the following:
a.	The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the acceptance by the Company of this Subscription (as may be indicated by the Company’s execution of the Signature Page hereto), (ii) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (iii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

b.	The Investor’s obligation to purchase the Units will be subject (i) the Placement Agent not having terminated the Placement Agreement pursuant to the terms thereof, the representations and warranties set forth in Exhibit A hereto being true and correct and (iii) the conditions to closing in the Placement Agreement having been satisfied or waived.
8.	The Company hereby makes the following representations, warranties and covenants to the Investor:
a.	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription and otherwise to carry out its obligations hereunder. The execution and delivery of this Subscription by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Subscription has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

b.	The Company shall (i) issue a press release, disclosing all material aspects of the transactions contemplated hereby prior to the opening of the trading markets on the first trading day after the date on which this Agreement is executed by the Investor and the Company and (ii) make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent, unless required by law or the rules and regulations of any self-regulatory organization which the Company or its securities are subject.
9.	The Investor hereby makes the following representations, warranties and covenants to the Company:
a.	The Investor represents that (i) it has had full access to the Base Prospectus and the Free Writing Prospectus, as well as the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Subscription, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Units, and (iii) it does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Units.

b.	The Investor has the requisite power and authority to enter into this Subscription and to consummate the transactions contemplated hereby. The execution and delivery of this Subscription by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This

Subscription has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

c.	The Investor understands that nothing in this Subscription or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

d.	Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, engaged in any Short Sales involving the Company’s securities since the time that the Investor was first contacted by the Placement Agent or the Company with respect to the transactions contemplated hereby. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any Short Sales or derivative transactions involving the Company’s securities prior to the time that the transactions contemplated by this Subscription are publicly disclosed.

e.	The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not, and it has no direct or indirect affiliation or association with, any NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date the Investor executes this Subscription, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

f.	The Investor, if outside the United States, will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Units or has in its possession or distributes any offering material, in all cases at its own expense.
10.	Notwithstanding any investigation made by any party to this Subscription, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription, the delivery to the Investor of the Units being purchased and the payment therefor.

11.	This Subscription may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

12.	In case any provision contained in this Subscription should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

13.	This Subscription will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14.	This Subscription may be executed in one or more counterparts (delivery of which may be by facsimile or as “pdf” or similar attachments to an electronic transmission), each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

15.	The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Subscription shall constitute written confirmation of the Company’s sale of Units to such Investor.

16.	In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Subscription shall terminate without any further action on the part of the parties hereto.

INVESTOR SIGNATURE PAGE

Number of Units:	@$9.395 per Unit

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.
Dated as of: August __, 2007
INVESTOR

By:

Print Name:

Title:

Name in which
Shares and Warrants
are to be registered:

Mailing
Address:

Address for
delivery of Warrants
(if different):

Taxpayer
Identification
Number:

Manner of Settlement: As described in Section 3 of this Subscription
Agreed and Accepted this ____ day of August 2007:
BEIJING MED-PHARM CORPORATION

By:

Title:

Acknowledged this ____ day of August 2007:
PHILADELPHIA BROKERAGE CORPORATION

By:

Title:

The sale of the Units purchased hereunder was made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

Schedule 1
TO BE COMPLETED BY INVESTOR
SETTLING SHARES THROUGH DTC
Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth on the Signature Page of the Subscription to which this Schedule 1 is attached, to the Investor at the Closing.

Name of DTC Participant (broker-dealer
at which the account or accounts to be
credited with the Units are maintained):

DTC Participant Number:

Name of Account at DTC Participant
that is being credited with the Shares:

Account Number at DTC Participant
that is being credited with the Shares: